Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2016 RESULTS
AND ANNOUNCES THE PURCHASE OF PVI INDUSTRIES, LLC

•                  Sales of $341 million, down 7% year-over-year primarily due to the 2015 exit of undifferentiated products

•                  Organic sales down 1%; Americas down 3%, EMEA flat and Asia-Pacific up 26%

•                  GAAP operating margin of 10.7%; adjusted operating margin of 12.1%, up 70 bps

•                  GAAP EPS of $0.63; adjusted EPS of $0.71, up 6% from prior year

•                  Acquired PVI Industries, LLC, a leading manufacturer of commercial water heating equipment, for approximately $78 million

North Andover, MA…November 2, 2016.  Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2016 results. Sales of $341.1 million decreased 7% compared to the same period in 2015. Third quarter GAAP EPS was $0.63 as compared to ($0.73) for the same period last year.  The significant increase in GAAP EPS was primarily due to the 2015 settlement of the Company’s pension plan and other benefit obligations.  Adjusted EPS was $0.71, up 6%, as compared to $0.67 for the same period last year.

Remarking on operating results, Chief Executive Officer, Robert J. Pagano Jr., said, “We delivered another strong quarter of EPS growth and operating margin expansion despite some top-line headwinds. Margins continued to benefit from our transformation and productivity initiatives.  We had a strong quarter in cash flow generation, and we expect that trend to continue through the fourth quarter.”

Commenting on the acquisition of PVI Industries, LLC, Mr. Pagano noted, “We are excited about adding PVI to our portfolio.  PVI is a market leader in high capacity commercial water heaters and complements AERCO’s position in high efficienciy boilers.  Like AERCO, PVI is focused on differentiated product design for project specific customer applications.”

Summarized third quarter results:

(In millions, except per share information)	Third Quarter Ended
	October 2, 2016	September 27, 2015	% Change

Sales	$341.1	$366.3	(7)%

Net income (loss)	$21.9	$(25.7)	185%

Diluted earnings (loss) per share	$0.63	$(0.73)	186%

Special items (1)	0.08	1.40

Adjusted earnings per share (1)	$0.71	$0.67	6%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Noteworthy Items

•                  Organic sales declined 1%.  Regionally, organic sales declined 3% in the Americas, were flat in Europe, Middle East and Africa (EMEA), and were up 26% in Asia-Pacific.  The Americas sales performance was primarily due to lower than anticipated sales of AERCO products which we believe to be primarily attributable to project timing and certification delays.  We also experienced headwinds in the Americas retail channel related to the exit of undifferentiated products which offset growth in our core plumbing and valves product lines.  EMEA sales were generally in line with expectations while Asia-Pacific grew substantially due to a recovery in commercial valves demand within China and continued growth in Southeast Asia.

•                  Operating margin on a GAAP basis increased 18.9 percentage points to 10.7%.  Included in 2015 operating margin was a $65 million charge for the settlement of the Company’s pension plan and other benefit obligations.  Adjusted operating margin increased 0.7 percentage points to 12.1% quarter over quarter, driven primarily by favorable sales mix, transformation initiatives and strong productivity.

•                  GAAP EPS of $0.63 was $1.36 higher than the prior year primarily driven by a charge for the settlement of the Company’s pension plan and other benefit obligations.  Adjusted EPS of $0.71 was 6% higher than last year as a result of improved operational performance, lower interest expense and a lower effective tax rate, which more than offsett a $0.05 headwind from the exit of undifferentiated products.

•                  For the first nine months of 2016, operating cash flow was $69.6 million and net capital expenditures were $26.3 million, resulting in free cash flow of $43.3 million.  In the comparable period last year, operating cash flow was $41.9 million, net capital expenditures were $19.1 million and free cash flow was $22.8 million.  Operating cash flow in 2015 included a $49.2 million outflow for the settlement of the Company’s pension plan and other benefit obligations.

•                  The Company repurchased approximately 74,000 shares of Class A common stock at a cost of approximately $4.6 million during the third quarter.  Year-to-date, approximately 433,000 shares have been purchased at a cost of approximately $22.2 million.  Approximately $60 million available for stock repurchases remains under the current stock repurchase program, which has no expiration date.

•                  PVI, headquartered in Fort Worth, TX, is a leading manufacturer of commercial stainless steel water heating equipment focusing on the high capacity market.  PVI’s water heater product offering complements AERCO’s boiler products, allowing Watts to comprehensively address our commercial customers’ heating and hot water requirements. PVI annual sales approximate $50 million.  The acquisition is effective today.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2016 on Thursday, November 3, 2016, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until November 3, 2017.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to cash flow generation through the fourth quarter of 2016.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; failure of the settlements in Ponzo v. Watts and Klug v. Watts to gain approval; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015
Net sales	$341.1	$366.3	$1,056.4	$1,109.4
Cost of goods sold	199.1	224.1	628.5	690.9
GROSS PROFIT	142.0	142.2	427.9	418.5
Selling, general and administrative expenses	104.5	166.6	317.6	378.6
Restructuring and other charges, net	1.0	5.8	5.6	12.5
Gain on disposition	—	—	(8.7)	—
OPERATING INCOME (LOSS)	36.5	(30.2)	113.4	27.4
Other (income) expense:
Interest income	(0.3)	(0.3)	(0.8)	(0.7)
Interest expense	4.9	6.2	17.1	18.0
Other income, net	(0.5)	(0.2)	(3.6)	(0.8)
Total other expense	4.1	5.7	12.7	16.5
INCOME (LOSS) BEFORE INCOME TAXES	32.4	(35.9)	100.7	10.9
Provision (benefit) for income taxes	10.5	(10.2)	34.0	5.7
NET INCOME (LOSS)	$21.9	$(25.7)	$66.7	$5.2

BASIC EPS
NET INCOME (LOSS) PER SHARE	$0.63	$(0.73)	$1.93	$0.15
Weighted average number of shares	34.5	35.0	34.5	35.0
DILUTED EPS
NET INCOME (LOSS) PER SHARE	$0.63	$(0.73)	$1.93	$0.15
Weighted average number of shares	34.5	35.0	34.5	35.1
Dividends declared per share	$0.18	$0.17	$0.53	$0.49

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	October 2,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$338.6	$296.2
Trade accounts receivable, less allowance for doubtful accounts of $13.0 million at October 2, 2016 and $10.1 million at December 31, 2015	214.7	186.4
Inventories, net:
Raw materials	82.2	88.5
Work in process	16.8	15.2
Finished goods	142.2	136.3
Total Inventories	241.2	240.0
Prepaid expenses and other assets	41.9	46.1
Deferred income taxes	35.0	38.4
Assets held for sale	2.0	1.9
Total Current Assets	873.4	809.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	513.6	498.6
Accumulated depreciation	(328.8)	(314.2)
Property, plant and equipment, net	184.8	184.4
OTHER ASSETS:
Goodwill	497.0	489.0
Intangible assets, net	178.9	192.8
Deferred income taxes	1.7	3.7
Other, net	11.5	11.9
TOTAL ASSETS	$1,747.3	$1,690.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$85.8	$101.7
Accrued expenses and other liabilities	141.5	145.7
Accrued compensation and benefits	45.0	46.5
Current portion of long-term debt	1.3	1.1
Total Current Liabilities	273.6	295.0
LONG-TERM DEBT, NET OF CURRENT PORTION	601.6	574.2
DEFERRED INCOME TAXES	70.8	71.8
OTHER NONCURRENT LIABILITIES	44.9	44.9

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,875,171 shares at October 2, 2016 and 28,049,908 shares at December 31, 2015	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at October 2, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	531.2	512.0
Retained earnings	342.0	317.7
Accumulated other comprehensive loss	(120.2)	(128.2)
Total Stockholders’ Equity	756.4	704.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,747.3	$1,690.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	October 2,	September 27,
	2016	2015
OPERATING ACTIVITIES
Net income	$66.7	$5.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22.7	23.8
Amortization of intangibles	15.3	15.9
Loss on disposal and impairment of property, plant and equipment and other	1.8	1.6
Gain on acquisition	(1.7)	—
Gain on disposition	(8.6)	—
Stock-based compensation	10.6	7.7
Deferred income tax benefit	2.9	(11.3)
Defined benefit plans settlement	—	59.7
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(24.3)	(20.0)
Inventories	1.4	7.3
Prepaid expenses and other assets	8.7	(5.3)
Accounts payable, accrued expenses and other liabilities	(25.9)	(42.7)
Net cash provided by operating activities	69.6	41.9

INVESTING ACTIVITIES
Additions to property, plant and equipment	(26.3)	(19.2)
Proceeds from the sale of property, plant and equipment	—	0.1
Net proceeds from the sale of assets, and other	4.2	33.8
Business acquisitions, net of cash acquired	(2.1)	—
Net cash (used in) provided by investing activities	(24.2)	14.7

FINANCING ACTIVITIES
Proceeds from long-term borrowings	530.0	—
Payments of long-term debt	(501.1)	(1.3)
Payments of capital leases and other	(1.6)	(3.4)
Proceeds from share transactions under employee stock plans	7.3	2.1
Tax benefit of stock awards exercised	0.4	0.2
Payments to repurchase common stock	(22.2)	(32.0)
Debt issuance costs	(2.1)	—
Dividends	(18.2)	(17.2)

Net cash used in financing activities	(7.5)	(51.6)
Effect of exchange rate changes on cash and cash equivalents	4.5	(17.3)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42.4	(12.3)
Cash and cash equivalents at beginning of year	296.2	301.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$338.6	$288.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	October 2, 2016	Septebmer 27, 2015	October 2, 2016	Septebmer 27, 2015

Americas	$215.8	$245.0	$677.6	$745.2
EMEA	109.8	110.9	338.2	332.1
Asia-Pacific	15.5	10.4	40.6	32.1
Total	$341.1	$366.3	$1,056.4	$1,109.4

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	October 2, 2016	Septebmer 27, 2015	October 2, 2016	Septebmer 27, 2015

Americas	$32.2	$30.3	$95.7	$90.6
EMEA	12.5	10.9	33.2	25.7
Asia-Pacific	1.4	1.2	12.2	0.9
Corporate	(9.6)	(72.6)	(27.7)	(89.8)
Total	$36.5	$(30.2)	$113.4	$27.4

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	October 2, 2016	Septebmer 27, 2015	October 2, 2016	Septebmer 27, 2015

Americas	$2.9	$2.1	$9.1	$5.8
EMEA	2.8	2.3	8.3	7.8
Asia-Pacific	17.5	27.9	59.2	91.0
Total	$23.2	$32.3	$76.6	$104.6

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015

Net sales	$341.1	$366.3	$1,056.4	$1,109.4

Operating income (loss) - as reported	$36.5	$(30.2)	$113.4	$27.4
Operating margin %	10.7%	-8.2%	10.7%	2.5%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.2
- Purchase accounting adjustment	—	—	0.5	0.9
	—	—	0.6	1.1

Restructuring and other charges, net	1.0	5.8	5.6	12.5

Gain on disposition	—	—	(8.7)	—

Long-term obligation settlements	—	64.7		64.7

Deployment costs related to transformation activities
- EMEA transformation	0.1	0.3	0.2	2.8
- Americas & Asia-Pacific transformation	3.8	1.1	11.7	4.5
	3.9	1.4	11.9	7.3

Total adjustments for special items	$4.9	$71.9	$9.4	$85.6

Operating income - as adjusted	$41.4	$41.7	$122.8	$113.0
Adjusted operating margin %	12.1%	11.4%	11.6%	10.2%

Net income (loss) - as reported	$21.9	$(25.7)	$66.7	$5.2

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.1
- Gain on acquisition	—	—	(1.0)	—
- Purchase accounting adjustment	—	—	0.4	0.6
	—	—	(0.5)	0.7

Restructuring and other charges, net	0.6	3.6	3.6	8.3

Long-term obligation settlements	—	44.6	—	44.6

Gain on disposition	—	—	(8.3)	—

Deployment costs related to transformation activities
- EMEA transformation	0.1	0.2	0.2	1.9
- Americas & Asia-Pacific transformation	2.2	0.9	7.1	3.1
	2.3	1.1	7.3	5.0
Other Items
- Tax adjustments	(0.2)	—	1.5	—

Total Adjustments for special items - tax affected:	$2.7	$49.3	$3.6	$58.6

Net income - as adjusted	$24.6	$23.6	$70.3	$63.8

Diluted earnings per share - as reported	$0.63	$(0.73)	$1.93	$0.15
Adjustments for special items	0.08	1.40	0.11	1.66
Diluted earnings per share - as adjusted	$0.71	$0.67	$2.04	$1.81

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	October 2, 2016					Septebmer 27, 2015
	Americas	EMEA	Asia-Pacific	Corporate	Total	Americas	EMEA	Asia-Pacific	Corporate	Total

Net sales	$215.8	109.8	15.5	—	341.1	$245.0	110.9	10.4	—	366.3

Operating income (loss) - as reported	$32.2	12.5	1.4	(9.6)	36.5	$30.3	10.9	1.2	(72.6)	(30.2)
Operating margin %	14.9%	11.4%	9.0%		10.7%	12.4%	9.8%	11.5%		-8.2%

Adjustments for special items	$4.1	0.4	0.5	(0.1)	4.9	$5.6	1.1	0.5	64.7	71.9

Operating income (loss) — as adjusted	$36.3	12.9	1.9	(9.7)	41.4	$35.9	12.0	1.7	(7.9)	41.7
Adjusted operating margin %	16.8%	11.8%	12.3%		12.1%	14.7%	10.8%	16.3%		11.4%

	Nine Months Ended					Nine Months Ended
	October 2, 2016					Septebmer 27, 2015
	Americas	EMEA	Asia-Pacific	Corporate	Total	Americas	EMEA	Asia-Pacific	Corporate	Total

Net sales	$677.6	338.2	40.6	—	1,056.4	$745.2	332.1	32.1	—	1,109.4

Operating income (loss) - as reported	$95.7	33.2	12.2	(27.7)	113.4	$90.6	25.7	0.9	(89.8)	27.4
Operating margin %	14.1%	9.8%	30.0%		10.7%	12.2%	7.7%	2.8%		2.5%

Adjustments for special items	$13.1	3.4	(7.0)	(0.1)	9.4	$11.8	5.1	3.9	64.8	85.6

Operating income (loss) — as adjusted	$108.8	36.6	5.2	(27.8)	122.8	$102.4	30.8	4.8	(25.0)	113.0
Adjusted operating margin %	16.1%	10.8%	12.8%		11.6%	13.7%	9.3%	15.0%		10.2%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Third Quarter Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales October 2, 2016	$215.8	$109.8	$15.5	$341.1
Reported net sales September 27, 2015	245.0	110.9	10.4	366.3

Dollar change	$(29.2)	$(1.1)	$5.1	$(25.2)

Net Sales% increase (decrease)	-11.9%	-1.0%	49.0%	-6.9%
Decrease due to foreign exchange	—	0.5%	5.3%	0.1%
Decrease due to divestitures	9.1%	—	15.4%	6.6%
(Increase) due to acquisition	—	—	-43.9%	-1.2%
subtotal	9.1%	0.5%	-23.2%	5.5%
Organic sales (decrease) increase	-2.8%	-0.5%	25.8%	-1.4%

	Nine Months Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales October 2, 2016	$677.6	$338.2	$40.6	$1,056.4
Reported net sales September 27, 2015	745.2	332.1	32.1	1,109.4

Dollar change	$(67.6)	$6.1	$8.5	$(53.0)

Net Sales % increase (decrease)	-9.1%	1.8%	26.5%	-4.8%
Decrease due to foreign exchange	0.3%	0.5%	4.3%	0.5%
Decrease due to divestitures	11.4%	—	16.8%	8.1%
(Increase) due to acquisition	—	—	-35.4%	-1.0%
subtotal	11.7%	0.5%	-14.3%	7.6%
Organic sales increase	2.6%	2.3%	12.2%	2.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	October 2,	September 27,
	2016	2015

Net cash provided by operations - as reported	$69.6	$41.9
Less: additions to property, plant, and equipment	(26.3)	(19.2)
Plus: proceeds from the sale of property, plant, and equipment	—	0.1
Free cash flow	$43.3	$22.8

Net income - as reported	$66.7	$5.2

Cash conversion rate of free cash flow to net income	64.9%	438.5%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT
AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	October 2,	December 31,
	2016	2015

Current portion of long-term debt	$1.3	$1.1
Plus: Long-term debt, net of current portion	601.6	574.2
Less: Cash and cash equivalents	(338.6)	(296.2)
Net debt	$264.3	$279.1

Net debt	$264.3	$279.1
Plus: Total stockholders’ equity	756.4	704.9
Capitalization	$1,020.7	$984.0

Net debt to capitalization ratio	25.9%	28.4%